EXHIBIT 10.1


                              CONSENT OF D&H GROUP

                            [D & H GROUP LETTERHEAD]








July 29, 2003



CONSENT OF INDEPENDENT ACCOUNTANTS



We hereby consent to the incorporation, in this amended Registration Statement on Form 20-F of Tumi Resources Limited, of our report dated March 4, 2003 on our audits of the consolidated financial statements of the Company as at and for the years ended December 31, 2002 and 2001 and for the period from incorporation on January 11, 2000 to December 31, 2000.


"D&H GROUP"


CHARTERED ACCOUNTANTS










                                   D&H Group
                         A Partnership of Corporations
     A Member of BHD Association with affiliated offices across Canada and
                                Internationally
     10th Floor, 1333 West Broadway, Vancouver, B.C. V6H 4C1 www.dhgroup.ca
                         F 604-731-9923 T 604-731-5881